UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2019

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2019, Rennova Health, Inc. (the “Company”) and Christopher Diamantis, a director of the Company, entered into an amendment of the previously-announced settlement agreement with regard to the arbitration proceeding related to the sale on March 31, 2016 of certain disputed accounts receivable. Under the settlement agreement, the Company and Mr. Diamantis agreed to make a payment of $2,000,000 on or before April 5, 2019 (which was made by Mr. Diamantis) and an additional payment of $7,694,685 plus interest at 10% per annum on or before May 20, 2019. Under an earlier amendment, the second payment date was deferred and the Company and Mr. Diamantis agreed to pay $7,807,549 plus interest at 10% per annum on or before May 30, 2019.

Under the May 30, 2019 amendment, the Company and Mr. Diamantis agreed to make a payment of $3,000,000 on or before May 31, 2019 (which was made by Mr. Diamantis) and an additional payment of $4,937,105 on or before July 28, 2019. The Company is obligated to repay Mr. Diamantis the $5,000,000 he has paid to date and, to the extent Mr. Diamantis makes any of the remaining payment on behalf of the Company, it will be obligated to repay him that amount as well. In the event the remaining payment is not timely made, the Company and Mr. Diamantis will be required to pay $6,997,391, plus interest (less any portion of the remaining payment that is timely made).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2019, John Beach resigned as a director of the Company. In submitting his resignation; Mr. Beach did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Beach had served as a director since October 11, 2017.

Item 8.01 Other Events.

Following an inspection at Jamestown Regional Medical Center on February 5, 2019, the hospital was informed on February 15 that several conditions of participation in the CMS-approved Medicare accreditation program were deficient. The hospital was informed that if the deficiencies where not corrected by May 16 the Medicare agreement would terminate. A follow-up inspection on May 15 resulted in the determination that the hospital had failed to adequately correct the deficiencies highlighted and a notice of involuntary termination was issued that is effective on June 12, 2019. The Company is considering its options to appeal this decision and/or take whatever corrective action is necessary to maintain or re-enter the Medicare program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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